EXHIBIT 10.5(a)

SCHEDULE A TO EXHIBIT 10.5

The following individual entered into a Salary Continuation Plan with The Ohio Valley Bank Company identified below which is identical to the Salary Continuation Plan, dated December 18, 2012, between Jeffrey E. Smith and The Ohio Valley Bank Company filed herewith.

Name	Date of Salary Continuation Plan

Larry E. Miller	January 26, 2016